FINANCIAL STATEMENTS



UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





PSI ENERGY, INC.

CONSOLIDATED



AS OF SEPTEMBER 30, 1996



(Unaudited)



Pages 1 through 6
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
OPERATING REVENUES
    Non-affiliated companies                         $1,254,130               $82         1,254,212
    Affiliated companies                                 27,679                              27,679
                                                     $1,281,809                82        $1,281,891

OPERATING EXPENSES
  Fuel                                                  368,834                             368,834
  Purchased and exchanged power
    Non-affiliated companies                             79,116                              79,116
    Affiliated companies                                 41,347                              41,347
  Other operation                                       249,597              (167)          249,430
  Maintenance                                            92,595                              92,595
  Depreciation                                          120,528                             120,528
  Post-in-service deferred operating
    expenses - net                                       (6,250)                             (6,250)
  Income taxes                                           75,763                94            75,857
  Taxes other than income taxes                          52,493                              52,493
                                                      1,074,023               (73)        1,073,950

OPERATING INCOME                                        207,786               155           207,941

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                            594                                 594
  Post-in-service carrying costs                          1,231                               1,231
  Income taxes                                           (3,142)                             (3,142)
  Other - net                                               (17)               45                28
                                                         (1,334)               45            (1,289)

INCOME BEFORE INTEREST                                  206,452               200           206,652

INTEREST
  Interest on long-term debt                             67,317                              67,317
  Other interest                                         14,172                              14,172
  Allowance for borrowed funds used
    during construction                                  (2,298)                             (2,298)
                                                         79,191                              79,191

NET INCOME                                              127,261               200           127,461

PREFERRED DIVIDEND REQUIREMENT                           12,813                              12,813

NET INCOME APPLICABLE TO COMMON STOCK                  $114,448              $200          $114,648
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

PSI ENERGY, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1996

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
ELECTRIC UTILITY PLANT - ORIGINAL COST
  In service                                          4,117,737                           4,117,737
  Accumulated depreciation                            1,698,969                           1,698,969
                                                      2,418,768                 -         2,418,768

  Construction work in progress                          76,999                              76,999
      Total utility plant                             2,495,767                 -         2,495,767

CURRENT ASSETS
  Cash and temporary cash investments                    14,202               200            14,402
  Restricted deposits                                       549                                 549
  Notes receivable from affiliated companies              1,400                               1,400
  Accounts receivable less accumulated
    provision of $202,000                                53,121                              53,121
  Accounts receivable from affiliated companies           2,499                               2,499
  Materials, supplies and fuel
    - at average cost
      Fuel                                               53,018                              53,018
      Other materials and supplies                       32,779                              32,779
  Prepayments and other                                   2,871                               2,871
                                                        160,439               200           160,639

OTHER ASSETS
  Regulatory assets
    Amounts due from customers - income taxes            32,849                              32,849
    Post-in-service carrying costs and
      deferred operating expenses                        45,172                              45,172
    Coal contract buyout costs                          137,686                             137,686
    Deferred demand-side management costs               105,204                             105,204
    Deferred merger costs                                77,633                              77,633
    Unamortized costs of reacquiring debt                32,583                              32,583
    Other                                                69,910                              69,910
  Other                                                 128,178                             128,178
                                                        629,215                 -           629,215

                                                     $3,285,421              $200        $3,285,621
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1996

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - without par value;
    $.01 stated value;
    Authorized shares - 60,000,000
    Outstanding shares -53,913,701 Actual                  $539                                $539
  Paid-in capital                                       402,945                             402,945
  Accumulated earnings subsequent to
     November 30, 1986, quasi-reorganization            627,354               200           627,554
    Total common stock equity                         1,030,838               200         1,031,038

CUMULATIVE PREFERRED STOCK
  Not subject to mandatory redemption                   173,090                             173,090

LONG-TERM DEBT                                          818,959                             818,959
    Total capitalization                              2,022,887               200         2,023,087

CURRENT LIABILITIES
  Long-term debt due within one year                     10,400                              10,400
  Notes payable                                         209,354                             209,354
  Notes payable to affiliated companies                  52,677                              52,677
  Accounts payable                                      128,455                             128,455
  Accounts payable to affiliated companies                5,420                               5,420
  Litigation settlement                                  80,000                              80,000
  Accrued taxes                                          65,419                              65,419
  Accrued interest                                       12,661                              12,661
  Other                                                  16,246                              16,246
                                                        580,632                 -           580,632

OTHER LIABILITIES
  Deferred income taxes                                 347,227                             347,227
  Unamortized investment tax credits                     53,652                              53,652
  Accrued pension and other postretirement
    benefit costs                                        62,487                              62,487
  Other                                                 218,536                             218,536
                                                        681,902                 -           681,902

                                                     $3,285,421              $200        $3,285,621
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
PSI ENERGY, INC.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
BALANCE OCTOBER 1, 1995                                $595,803                            $595,803

  Net income                                            127,261               200           127,461
  Dividends on preferred stock                          (12,905)                            (12,905)
  Dividends on common stock                             (82,363)                            (82,363)
  Other                                                    (442)                               (442)


BALANCE SEPTEMBER 30, 1996                             $627,354              $200          $627,554
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PSI ENERGY, INC.

Pro Forma Consolidated Journal Entries to Give Effect to the
Sale of $1,579,500 worth of appliances and electronics

Entry No. 1

Cash and temporary cash investments                                    $1,579,500
  Revenue - merchandising                                                                $1,579,500

To record the sale of appliances and electronics.

Entry No. 2

Gross receipts tax - other                                                 $4,739
  Cash and temporary cash investments                                                        $4,739

To record Indiana gross receipts tax of .3% on the sale of appliances and electronics.


Entry No. 3

Cost - merchandising                                                   $1,170,000
  Cash and temporary cash investments                                                    $1,170,000

To record the cost of appliances and electronics sold.

Entry No. 4

Cost - merchandising                                                      $82,000
  Cash and temporary cash investments                                                       $82,000

To record out-of-pocket expenses (primarily sales and advertising) asssociated with the sale of appliances and electronics.

Entry No. 5

Revenue - merchandising                                                   $81,900
  Other revenue - electric                                                                  $81,900

To record gross margin allocable to electric utility jurisdiction.

Entry No. 6

Cost - merchandising                                                     $167,000
  Other operation - electric                                                               $167,000

To record labor expenses allocable to the sale of appliances and electronics.

Entry No. 7

Federal income tax - electric                                             $83,113
State income tax - electric                                                11,201
Federal income tax - other                                                 24,770
State income tax - other                                                    3,537
  Cash and temporary cash investments                                                      $122,621

To record income taxes on the sale of appliances and electronics at effective rates of
35% for Federal income taxes and 2.925% for Indiana income taxes.
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